UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 6, 2006

BITECH PHARMA, INC
(Exact name of registrant as specified in its charter)

DELAWARE	000-51684	75-2835075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Cadillac Ave., #F7 Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	714-825-0680

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant's Certifying Accountant

Effective December 6, 2006, Rotenberg & Co., LLP ("Rotenberg") was dismissed as the principal accountant of BiTech Pharma, Inc. (“BiTech” or “Company”) due to the relocation of the Company.

The reports of Rotenberg on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years.

During the fiscal years fiscal years ended June 30, 2005 and 2006, there have been no reportable events as such term is described in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Company has requested Rotenberg to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by BiTech. A copy of such letter, dated December 6, 2006, is filed with this Form 8-K.

Effective on December 6, 2006, the Company engaged Moore Stephens Wurth Frazer and Torbet, LLP, whose address is 1199 South Fairway Drive, 2nd Floor, Walnut, California 91789, to audit the Company’s financial statements.

The Board of Directors of the Company approved the change in accountants described herein on November 29, 2006.

During the Company's two most recent fiscal years and the subsequent interim period through the date of this report, there were no disagreements with the Rotenberg on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Rotenberg, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

Item 9.01 Financial Statements and Exhibits

Exhibit

16.1     Letter from Rotenberg &Co., LLP dated December 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 11, 2006

BiTech Pharma, Inc.
a Delaware corporation

By:	/s/ Jun Bao
Jun Bao
President Chief Executive Officer and Chief Financial Officer